Exhibit 99.1

Trex Company Reports Second-Quarter Revenue and EPS Growth

  Net Sales of $99 Million
  GAAP EPS of $0.76; Pro-Forma EPS of $0.86
  57% GAAP EPS Growth; 46% Pro-Forma EPS Growth
  Announces Share Buyback Program

WINCHESTER, Va.--(BUSINESS WIRE)--August 6, 2013--Trex Company, Inc. (NYSE: TREX), the world’s largest manufacturer of wood-alternative decking and railing products, today announced financial results for the second quarter ended June 30, 2013.

Net sales for the second quarter of 2013 totaled $98.6 million compared to net sales of $94.3 million for the 2012 second quarter, an increase of 4.5%. The Company reported net income of $13.2 million, or $0.76 per diluted share, for the 2013 period compared to $8.4 million, or $0.48 per diluted share, for the prior-year period, a 57% increase in earnings per share. During the 2013 second quarter, the Company recognized a $1.7 million adjustment to the mold class action provision. During the second quarter of 2012, the Company recognized a $1.1 million increase to its warranty reserve for decking material manufactured at its Nevada plant prior to 2007 and $0.7 million of severance charges. On a pro-forma basis, 2013 net income was $14.9 million, or $0.86 per diluted share, a 46% increase over pro-forma earnings per share in the 2012 period.

For the six months ended June 30, 2013, the Company reported net sales of $206.4 million compared to net sales of $190.4 million for the prior-year period, an increase of 8.4%. The Company reported net income of $34.8 million, or $2.01 per diluted share, for the first six months of 2013 compared to net income of $20.7 million, or $1.22 per diluted share, for the 2012 period, a 65% increase in earnings per share. The Company recognized $1.9 million of adjustments to the mold class action provision in the 2013 period. The Company recognized an increase of $1.5 million to the warranty reserve and $0.7 million severance charges in the 2012 period. On a pro-forma basis, 2013 net income was $36.7 million, or $2.12 per diluted share, a 58% increase over pro-forma earnings per share in the 2012 period.

Chairman, President and CEO Ronald W. Kaplan commented, “Our 2013 strategy of providing a full line-up of high-performance decking and railing products made a strong contribution to our growth in sales. All of our product introductions for 2013, which give homeowners even more options for creating their ideal outdoor living space, have been well received in the marketplace.

“Our expanded array of best-in-class products is also helping us build stronger relationships with our distributors, dealers and contractors. Our product strategy has strengthened loyalty in the marketplace.

“This year’s branding strategy, featuring our Engineered Artistry advertising campaign, coupled with a strong focus on digital marketing, has been very successful. We dominated the Decking: Composite and Vinyl category in all areas measured in Remodeling Magazine’s 2013 Brand Use Study.

“Gross margin for the second quarter rose to 37.5%, 70 basis points higher than pro-forma gross margin for last year’s period. These improved results indicate that our product innovation, sales programs and low-cost manufacturing strategies continue to contribute to our goal of increasing shareholder value. At the same time, our strong cash generation is further bolstering our capital structure, giving us an even stronger foundation and more flexibility to grow our business and pursue strategic opportunities.

“For the third quarter of 2013, we expect net sales of approximately $72 million, a gain of approximately 2% over the prior-year period.”

Share Repurchase Program

The Company also announced that its Board of Directors has authorized a common stock repurchase program of up to $25 million of the Company's outstanding common stock over a six-month period.

“This share repurchase program is the first step in a comprehensive review of our capital structure and demonstrates our Board’s confidence in the Company’s strategy and long-term prospects,” said Mr. Kaplan. “We have been delivering consistently strong earnings and cash generation performance and expect to continue this trend. Our strong balance sheet – which has been a cornerstone of our strategy – enhances our ability to implement a share repurchase program while maintaining the financial flexibility necessary to grow our business.”

In connection with the repurchase program, the Company will enter into a written trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934 by which the Company will authorize the repurchase of the shares at certain designated prices. Because the repurchases under the Plan are subject to certain pricing parameters, there is no guarantee as to the exact number of shares that will be repurchased under the Plan, or that there will be any repurchases pursuant to the Plan. In addition, the stock repurchase program may be suspended, extended or terminated by the Company at any time without prior notice.

Second-Quarter 2013 Conference Call and Webcast Information

Trex will hold a conference call to discuss its second-quarter 2013 results on Tuesday, August 6, 2013 at 10:00 a.m. ET. To participate in the live call by telephone, please dial 706-634-1218 or 888-803-7566 and reference conference ID #16622046. A live webcast of the conference call will also be available in the Investor Relations section of the Trex Company website at trex.com.

For those who cannot listen to the live broadcast, an audio replay of the earnings call will be available on the Trex website for 30 days.

Forward-Looking Statements

The statements in this press release regarding the Company's expected future performance and condition constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Company's actual operating results to differ materially. Such risks and uncertainties include the extent of market acceptance of the Company's products; the costs associated with the development and launch of new products and the market acceptance of such new products; the sensitivity of the Company's business to general economic conditions; the impact of weather-related demand fluctuations on inventory levels in the distribution channel and sales of the Company’s products; the Company's ability to obtain raw materials at acceptable prices; the Company's ability to maintain product quality and product performance at an acceptable cost; the level of expenses associated with product replacement and consumer relations expenses related to product quality; and the highly competitive markets in which the Company operates. Documents filed with the Securities and Exchange Commission by the Company, including in particular its latest annual report on Form 10-K and quarterly reports on Form 10-Q, discuss some of the important factors that could cause the Company's actual results to differ materially from those expressed or implied in these forward-looking statements. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Pro-Forma Net Income and Related Earnings Per Share (EPS)

To supplement the condensed consolidated financial statements, which are prepared and presented in accordance with U.S. GAAP, the Company uses the following non-GAAP financial measures: net income on a pro-forma basis and related EPS. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information presented in accordance with GAAP.

The Company defines net income on a pro-forma basis as net income before certain charges. The second quarter of 2013 includes a $1.7 million provision for costs related to the mold class action. The second quarter of 2012 includes a $1.1 million increase to its warranty reserve for decking material manufactured at the Company’s Nevada plant prior to 2007 and $0.7 million of severance charges.

Financial results for the six months ended June 30, 2013 include a $1.9 million provision for costs related to the mold class action. The 2012 period includes a $1.5 million increase to the Company’s warranty reserve for decking material manufactured at its Nevada plant prior to 2007 and $0.7 million of severance charges.

The Company defines related EPS as net income on a pro-forma basis divided by the weighted average outstanding shares, on a fully diluted basis. The Company uses these pro-forma financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company also believes that investors and analysts benefit from referring to these pro-forma financial measures in assessing the performance and expectations of the Company’s future performance.

For more information on the reconciliation of GAAP and pro-forma financial terms, please see the two tables titled “Reconciliations of Pro-Forma Results of Operations Measures to the Nearest Comparable GAAP Measures Three Months Ended June 30, 2013” and “Reconciliations of Pro-Forma Results of Operations Measures to the Nearest Comparable GAAP Measures Six Months Ended June 30, 2013” at the end of this release.

About Trex Company

Trex Company is the world’s largest manufacturer of wood-alternative decking and railing, with more than 20 years of product experience. Stocked in more than 6,000 retail locations throughout the world, Trex® outdoor living products offer a wide range of style options with fewer ongoing maintenance requirements than wood, as well as a truly environmentally responsible choice. For more information, visit trex.com.

TREX COMPANY, INC.
Condensed Consolidated Statements of Comprehensive Income
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net sales	$98,551	$94,279	$206,430	$190,379

Cost of sales	61,629	60,689	127,649	121,369

Gross profit	36,922	33,590	78,781	69,010

Selling, general and administrative expenses	23,392	20,866	43,234	39,467

Income from operations	13,530	12,724	35,547	29,543

Interest expense, net	210	4,299	461	8,710

Income before income taxes	13,320	8,425	35,086	20,833

Provision for income taxes	96	86	293	182

Net income	$13,224	$8,339	$34,793	$20,651

Basic income per common share	$0.78	$0.54	$2.05	$1.33

Basic weighted average common shares outstanding	17,012,046	15,571,207	16,947,935	15,522,492

Diluted income per common share	$0.76	$0.48	$2.01	$1.22

Diluted weighted average common shares outstanding	17,392,270	17,210,177	17,336,714	16,964,082

Comprehensive income	$13,224	$8,339	$34,793	$20,651

TREX COMPANY, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	30-Jun-13	31-Dec-12

ASSETS
Current assets:

Cash and cash equivalents	$15,583	$2,159
Accounts receivable, net	50,959	26,542
Inventories	14,963	17,521
Prepaid expenses and other assets	1,706	2,188
Income taxes receivable	809	435
Deferred income taxes	3,858	3,792
Total current assets	87,878	52,637
Property, plant and equipment, net	100,955	104,425
Goodwill and other intangibles	10,546	10,550
Other assets	1,195	1,003
Total assets	$200,574	$168,615
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:

Accounts payable	$15,020	$11,161
Accrued expenses	20,026	18,818
Accrued warranty	7,500	7,500
Line of credit	-	5,000
Total current liabilities	42,546	42,479
Deferred income taxes	7,073	7,353
Non-current accrued warranty	17,747	21,487
Other long-term liabilities	2,402	3,310
Total liabilities	69,768	74,629
Stockholders’ equity:
Preferred stock, $0.01 par value, 3,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.01 par value, 40,000,000 shares authorized; 17,222,232 and 17,010,493 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	172	170
Additional paid-in capital	100,663	98,638
Retained earnings (deficit)	29,971	(4,822)
Total stockholders’ equity	130,806	93,986
Total liabilities and stockholders’ equity	$200,574	$168,615

TREX COMPANY, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2013	2012

OPERATING ACTIVITIES
Net income	$34,793	$20,651
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	8,341	14,154
Other non-cash charges	1,334	1,395
Changes in operating assets and liabilities	(21,328)	(253)

Net cash provided by operating activities	$23,140	$35,947

INVESTING ACTIVITIES	$(4,873)	$(2,892)

FINANCING ACTIVITIES	$(4,843)	$12,990

Net increase in cash and cash equivalents	$13,424	$46,045
Cash and cash equivalents at beginning of period	$2,159	$4,526

Cash and cash equivalents at end of period	$15,583	$50,571

Trex Company, Inc.
Reconciliations of Pro-Forma results of operations measures to the nearest comparable GAAP measures
Three Months Ended June 30,
(amounts in 000's except for EPS)

	2012 Reconciliation			2013 Reconciliation

	GAAP	Pro-Forma	Pro-Forma	GAAP	Pro-Forma	Pro-Forma
	2012	Adjustments(1)	2012	2013	Adjustments(2)	2013

Net sales	$94,279	$0	$94,279	$98,551	$0	$98,551

Cost of sales	$60,689	($1,084)	$59,605	$61,629	$0	$61,629

Gross Profit	$33,590	$1,084	$34,674	$36,922	$0	$36,922
% of Net sales	35.6%	1.1%	36.8%	37.5%	0.0%	37.5%

SG&A Expenses	$20,866	($673)	$20,193	$23,392	($1,695)	$21,697
% of Net sales	22.1%	-0.7%	21.4%	23.7%	-1.7%	22.0%

Income from operations	$12,724	$1,757	$14,481	$13,530	$1,695	$15,225
% of Net sales	13.5%	1.9%	15.4%	13.7%	1.7%	15.4%

Interest expense, net	$4,299	$0	$4,299	$210	$0	$210

Income (loss) before income taxes	$8,425	$1,757	$10,182	$13,320	$1,695	$15,015

Net income (loss)	$8,339	$1,757	$10,096	$13,224	$1,695	$14,919
% of Net sales	8.8%	1.9%	10.7%	13.4%	1.7%	15.1%

Diluted earnings (loss) per common share	$0.48	$0.11	$0.59	$0.76	$0.10	$0.86

(1) 2012 Pro-Forma Adjustments include a $1.1MM charge to the previously established warranty reserve (Cost of sales) and a $0.7MM severance charge (SG&A Expenses).

(2) 2013 Pro-Forma Adjustments include a $1.7MM charge to the previously established mold class action provision (SG&A Expenses).

Trex Company, Inc.
Reconciliations of Pro-Forma results of operations measures to the nearest comparable GAAP measures
Six Months Ended June 30,
(amounts in 000's except for EPS)

	2012 Reconciliation			2013 Reconciliation

	GAAP	Pro-Forma	Pro-Forma	GAAP	Pro-Forma	Pro-Forma
	2012	Adjustments(1)	2012	2013	Adjustments(2)	2013

Net sales	$190,379	$0	$190,379	$206,430	$0	$206,430

Cost of sales	$121,369	($1,487)	$119,882	$127,649	$0	$127,649

Gross Profit	$69,010	$1,487	$70,497	$78,781	$0	$78,781
% of Net sales	36.2%	0.8%	37.0%	38.2%	0.0%	38.2%

SG&A Expenses	$39,467	($673)	$38,794	$43,234	($1,891)	$41,343
% of Net sales	20.7%	-0.4%	20.4%	20.9%	-0.9%	20.0%

Income from operations	$29,543	$2,160	$31,703	$35,547	$1,891	$37,438
% of Net sales	15.5%	1.1%	16.7%	17.2%	0.9%	18.1%

Interest expense, net	$8,710	$0	$8,710	$461	$0	$461

Income (loss) before income taxes	$20,833	$2,160	$22,993	$35,086	$1,891	$36,977

Net income (loss)	$20,651	$2,160	$22,811	$34,793	$1,891	$36,684
% of Net sales	10.8%	1.1%	12.0%	16.9%	0.9%	17.8%

Diluted earnings (loss) per common share	$1.22	$0.12	$1.34	$2.01	$0.11	$2.12

(1) 2012 Pro-Forma Adjustments include a $1.5MM charge to the previously established warranty reserve (Cost of sales) and a $0.7MM severance charge (SG&A Expenses).

(2) 2013 Pro-Forma Adjustments include a $1.9MM charge to the previously established mold class action provision (SG&A Expenses).

CONTACT:
Trex Company, Inc.
James Cline, 540-542-6300
Chief Financial Officer
or
LHA
Harriet Fried, 212-838-3777